UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 13, 2004

Roper Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12273	51-0263969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 Satellite Blvd., Suite 200, Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 495-5100

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2004, Roper Industries, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Friedman, Billings, Ramsey & Co., Inc., KeyBanc Capital Markets, A Division of McDonald Investments Inc. and other underwriters (collectively, the “Underwriters”) whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, 5,000,000 shares of the Company’s common stock, plus up to an additional 750,000 shares of the Company’s common stock issuable upon the exercise of an option granted by the Company to the underwriters to cover overallotments. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. On December 13, 2004, the Company completed the sale of shares provided for in the Purchase Agreement, through the issuance and sale of 5,000,000 shares of common stock to the Underwriters for gross proceeds of approximately $300.5 million (the “Offering”).

A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

On December 13, 2004, the Company entered into an amended and restated senior credit facility with JPMorgan Chase Bank, N.A., as administrative agent and certain other lenders (the “New Credit Facility”). The New Credit Facility consists of (i) a five year $655.0 million term loan A, which will include a euro term loan sub-facility of $50.0 million to be made available to one of the Company’s foreign subsidiaries, and (ii) a five year $400.0 million revolving loan, which will include availability of up to $100.0 million for letters of credit and $20.0 million for swingline loans and of which $50.0 million will be available under a multicurrency subfacility in dollars and certain other currencies.

The Company and certain of its foreign subsidiaries are borrowers under the New Credit Facility. The facility is guaranteed by all the Company’s present and future domestic subsidiaries (other than domestic subsidiaries that remain subsidiaries of the Company’s foreign subsidiaries) and is secured by a first priority lien on substantially all of the Company’s assets and the assets of the Company’s direct and indirect domestic subsidiaries including, without limitation, all of the Company’s and their respective cash, cash equivalents, accounts receivable, contract rights (including under partnership agreements, management agreements, operating agreements, affiliation agreements and similar agreements), inventory, intellectual property, trade names, equipment and proceeds, but excluding real property interests, and by a pledge of substantially all of the capital stock or other equity interests certain of the Company’s foreign subsidiaries and the Company hold in their respective domestic subsidiaries and at least 65% of the capital stock or other equity interests of certain of the Company’s foreign subsidiaries.

Amounts outstanding under the term loan A and the revolving loans will bear interest, at the Company’s option, at a rate based on either:

•	the higher of (1) the federal funds rate plus 0.50% and (2) the publicly announced prime lending rate of JPMorgan Chase Bank from time to time, in either case plus a per annum spread which adjusts six months after closing and ranges from 0.25% to 0.00% depending on the Company’s consolidated total leverage ratio; provided, however, that during the first six month period immediately following the closing of such facility the spread will be fixed at 0.25%; or

•	the eurocurrency rate plus a per annum spread which adjusts six months after closing and ranges from 1.25% to 0.75% depending on the Company’s consolidated total leverage ratio; provided, however, that during the first six month period immediately following the closing of such facility the spread will be fixed at 1.25%.

The Company has entered into an arrangement that will fix the interest rate on $100.0 million of borrowings under the term loans at 4.108% through the first quarter of 2006. Outstanding letters of credit issued under the facility will be charged a quarterly fee (based on a per annum spread which adjusts six months after closing and ranges from 1.25% to 0.75% depending on the Company’s consolidated total leverage ratio; provided, however, that during the first six month period immediately following the closing of such facility the spread will be fixed at 1.25%) in addition to a fronting fee of 0.125% per annum on the outstanding amount of all such letters of credit.

Additionally, the Company will pay a quarterly commitment fee on the unused portion of the revolving loans of 0.375% per annum for a period of six months following the closing of the facility. Subsequently, the commitment fee will be based on a spread ranging from 0.375% to 0.20% depending on the Company’s consolidated total leverage ratio. The Company’s foreign subsidiary borrower shall also pay to each lender under the new facility that provides a euro term loan a quarterly fronting fee equal to 0.125% per annum on the dollar equivalent of such euro term loan made by such lender.

Subject to customary exceptions and limitations, the facility will require the Company to prepay its term loan and, in certain cases, reduce its commitments under the revolving loan, with the net cash proceeds of certain asset sales by the Company or any of its subsidiaries, from the issuance or incurrence of certain debt, from equity issuances, from certain casualty and condemnation events, and, up to 75% of the Company’s excess cash flows, unless it meets a consolidated total leverage ratio test.

The Company is to make principal payments on the U.S. term loan in 20 consecutive quarterly installments each in an amount equal to:

•	$8,187,500, for each quarter ending on or prior to the second anniversary of the closing date;

•	$16,375,000, for each quarter ending after the second anniversary of the closing date and on or prior to the third anniversary of the closing date;

•	$24,562,500, for each quarter ending after the third anniversary of the closing date and on or prior to the fourth anniversary of the closing date; and

•	$106,437,500, for each quarter ending after the fourth anniversary of the closing date and prior to the fifth anniversary of the closing date, with the remaining principal balance of the U.S. term loan due on the fifth anniversary of the closing date.

The euro term loan will mature in a single installment due on the fifth anniversary of the closing date.

The New Credit Facility contains various affirmative and negative covenants which will, among other things, limit the Company’s ability to incur new debt, prepay subordinated debt, make certain investments and acquisitions, sell assets and grant liens, make restricted payments (including the payment of dividends on our common stock) and capital expenditures. The covenants include:

Indebtedness. Neither the Company nor any of its subsidiaries will be permitted to create, issue, incur assume, become liable in respect of or permit any indebtedness, except for, among other things, (1) its senior subordinated convertible notes, (2) indebtedness with respect to certain receivables transactions in an aggregate amount not to exceed $100.0 million, (3) subordinated debt, (4) guarantee obligations of any subsidiary guarantor in respect of such subordinated debt subject to certain restrictions and (5) other indebtedness (not constituting subordinated debt); provided that, among other things, at the time of incurrence of any indebtedness pursuant to clause (3), (4) and (5) above, after giving effect to such indebtedness, the aggregate amount of all indebtedness incurred pursuant to clause (5) shall not exceed the greater of (x) 5% of our consolidated total assets and (y) $75.0 million, and at the time of incurrence of any indebtedness pursuant to clauses 3, 4 and 5 of this paragraph, after giving effect to such indebtedness (such indebtedness determined without duplication), the aggregate outstanding principal amount of all indebtedness incurred shall not exceed the greater of (x) 15% of our consolidated total assets and (y) $250.0 million.

Acquisitions. Neither the Company nor any of its subsidiaries will be permitted to consummate any acquisitions, except for, among others, acquisitions of all or substantially all of the capital stock or assets of, or of a business, unit or division of, any entity; provided that:

•	the Company shall be in compliance, after giving effect to the acquisition, with the covenants contained in the facility;

•	no default under the credit facility shall have occurred and be continuing, or would occur after giving effect to the acquisition;

•	in the case of a stock acquisition, the board of directors (or comparable governing body) of the target entity shall approve such acquisition; and

•	in the case of an acquisition of an entity organized under the laws of a jurisdiction other than the U.S. (or any assets located in any such jurisdiction), the consideration paid for such acquisition, together with the consideration paid for all other foreign acquisitions in the then-current fiscal year, shall not exceed 40% of our consolidated net worth for such fiscal year prior to giving effect to such acquisition.

Restricted Payments. Neither the Company nor any of its subsidiaries will be permitted to declare or pay any cash dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock of the Company or any of its subsidiaries, or make any other distribution in respect thereof, except for, among other things (so long as no default or event of default under the facility shall have occurred and be continuing), the Company may pay dividends on its common stock in an aggregate amount in any fiscal year not to exceed 25% of its consolidated net income of such fiscal year and the Company may redeem common stock for cash in an annual amount not to exceed $50,000,000.

Capital Expenditures. Neither the Company nor any of its subsidiaries will be permitted to make or commit to make capital expenditures during any fiscal year in excess of 15% of its consolidated EBITDA for the immediately preceding fiscal year.

Line of Business. Under the facility, the Company is prohibited from entering into any business that is not engaged principally in any of the design, manufacture or distribution of industrial products, solutions or services and businesses reasonably related thereto; provided that, the Company or any of its subsidiaries may engage in any business that does not otherwise satisfy the requirements set forth in the previous clause if such business, together with all of our the Company’s businesses, does not constitute a material portion of its businesses taken as a whole.

We will also be subject to financial covenants, which will require the Company to limit its consolidated total leverage ratio and consolidated senior leverage ratio and to maintain a consolidated interest coverage ratio as follows:

Consolidated Total Leverage Ratio. The Company may not permit the consolidated total leverage ratio as at the last day of any period of its four consecutive fiscal quarters ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio
March 31, 2005 — December 31, 2005	4.25 to 1.0
March 31, 2006 — December 31, 2006	4.00 to 1.0
March 31, 2007 — December 31, 2007	3.75 to 1.0
March 31, 2008 — December 31, 2008	3.50 to 1.0
March 31, 2009 and thereafter	3.25 to 1.0

Consolidated Interest Coverage Ratio. The Company may not permit the consolidated interest coverage ratio as at the last day of any period of its four consecutive fiscal quarters ending with any fiscal quarter following March 31, 2005 to exceed 4.0 to 1.0.

A copy of the New Credit Facility is attached hereto as Exhibit 10.1 and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility.

The Second Supplemental Indenture, dated as of December 7, 2004, between the Company and SunTrust Bank, as trustee, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 7, 2004, became effective on December 13, 2004 concurrent with the New Credit Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 13, 2004, the Company completed the acquisition of TransCore Holdings, Inc. (“TransCore”) for an aggregate purchase price of approximately $600 million. The Company used the proceeds from the Offering, together with borrowings under the New Credit Facility, to pay for the acquisition, repay its existing credit facility and pay related fees and expenses. A press release announcing the completion of the TransCore acquisition and related transactions is included as Exhibit 99.3 and is incorporated herein by reference in its entirety. In addition, the Agreement and Plan of Merger, dated as of October 6, 2004, by and between TransCore and the Company, was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 7, 2004.

Item 8.01. Other Events.

The Company is filing as exhibits to the Current Report on Form 8-K certain documents executed in connection with the TransCore acquisition, the Offering, the New Credit Facility and related transactions that closed on December 13, 2004.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of TransCore Holdings, Inc. are included as Exhibit 99.1 and are incorporated herein by reference in their entirety:

(1) the Condensed Consolidated Financial Statements for the nine months ended October 31, 2004, including:

(a)	the Condensed Consolidated Balance Sheets as of October 31, 2004 (unaudited) and January 31, 2004;

(b)	the Condensed Consolidated Statements of Operations for the Nine Months ended October 31, 2004 and October 31, 2003;

(c)	the Condensed Consolidated Statements of Cash Flows for the Nine Months ended October 31, 2004 and October 31, 2003; and

(d)	the Notes to the Condensed Consolidated Financial Statements; and

(2) the Consolidated Financial Statements for the fiscal year ended January 31, 2004, including:

(a)	the Report of Independent Registered Public Accounting Firm;

(b)	the Consolidated Balance Sheets as of January 31, 2003 and January 31, 2004;

(c)	the Consolidated Statements of Operations for the fiscal years January 31, 2002, 2003 and 2004;

(d)	the Consolidated Statements of Changes in Redeemable Preferred Stock and Stockholders’ Equity from January 31, 2001 through January 31, 2004;

(e)	the Consolidated Statements of Cash Flows for the fiscal years January 31, 2002, 2003 and 2004; and

(f)	the Notes to Consolidated Financial Statements.

(b)	Pro Forma Financial Information

(1) The following Unaudited Pro Forma Financial Statements of Roper Industries, Inc. and TransCore Holdings, Inc. are included as Exhibit 99.2 and are incorporated herein by reference in their entirety:

(a)	Pro Forma Consolidated Balance Sheets as of September 30, 2004;

(b)	Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003;

(c)	Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2004; and

(d)	the Notes to such financial statements.

(c)	Exhibits.

1.1	Purchase Agreement for Common Stock

5.1	Opinion of King & Spalding LLP

10.1	Amended and Restated Credit Agreement, dated as of December 29, 2003, as amended and restated as of December 13, 2004, among the Company, as parent borrower, the foreign subsidiary borrowers of the Company referred to therein, the several lenders from time to time parties thereto, Bank of Tokyo-Mitsubishi Trust Company, KeyBank National Association and SunTrust Bank, as documentation agents, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as joint bookrunners and joint lead arrangers

23.1	Consent of Ernst & Young LLP

23.2	Consent of King & Spalding (included in Exhibit 5.1)

99.1	Financial Statements of TransCore, as described in Item 9.01(a) of this Current Report on Form 8-K

99.2	Pro Forma Unaudited Consolidated Financial Information of the Company and TransCore, as described in Item 9.01(b) of this Current Report on Form 8-K

99.3	Press Release of the Company dated December 13, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

Date: December 14, 2004	By:	/s/ Michael W. Towe
Michael W. Towe
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement for Common Stock

5.1	Opinion of King & Spalding LLP

10.1	Amended and Restated Credit Agreement, dated as of December 29, 2003, as amended and restated as of December 13, 2004, among the Company, as parent borrower, the foreign subsidiary borrowers of the Company referred to therein, the several lenders from time to time parties thereto, Bank of Tokyo-Mitsubishi Trust Company, KeyBank National Association and SunTrust Bank, as documentation agents, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as joint bookrunners and joint lead arrangers

23.1	Consent of Ernst & Young LLP

23.2	Consent of King & Spalding (included in Exhibit 5.1)

99.1	Financial Statements of TransCore, as described in Item 9.01(a) of this Current Report on Form 8-K

99.2	Pro Forma Unaudited Consolidated Financial Information of the Company and TransCore, as described in Item 9.01(b) of this Current Report on Form 8-K

99.3	Press Release of the Company dated December 13, 2004